Exhibit 99.1

NEWS RELEASE

For more information contact:

MEDIA CONTACT: Bob Nelson Lattice Semiconductor Corporation 408-826-6339 Bob.Nelson@latticesemi.com	INVESTOR CONTACT: Rick Muscha Lattice Semiconductor Corporation 408-826-6000 Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR ANNOUNCES

CHANGE OF ANNUAL MEETING OF STOCKHOLDERS

TO VIRTUAL WEBCAST

HILLSBORO, OR – April 17, 2020—Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced today a change to the format of its 2020 annual stockholder’s meeting. As part of the Company’s continued efforts to provide a safe and healthy environment to its stockholders, associates, vendors and employees, Lattice has changed the meeting format from a physical in-person meeting to a virtual webcast.

The virtual meeting will be held on Tuesday, May 5, 2020 at 1:00 p.m. Pacific Time. You are entitled to participate in the annual meeting if you were a stockholder as of the close of business on March 11, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to and participate in the virtual annual meeting, please visit www.meetingcenter.io/226006882 with password LSCC2020.

A recording of the meeting will be available after the meeting on the investor relations section of www.latticesemi.com.

Registered Stockholders: If your shares are registered directly in your name with Computershare Inc., our stock transfer agent, you are considered the stockholder of record with respect to those shares. Stockholders of record may participate in the meeting as a “Stockholder.” You will be able to participate in the meeting as if attending in person, including the ability to vote your shares and ask questions of management during the meeting. Voting instructions will be provided on the meeting website during the meeting. To join as a “Stockholder” you will need the control number provided on your proxy card you previously received.

Beneficial Owners of Shares Held in Street Name: If you hold your shares through an intermediary, such as a bank, broker, or nominee, you must register in advance to fully participate in the Annual Meeting. To fully participate in the meeting as a “Stockholder,” you must obtain a unique control number by registering in advance with Computershare and submitting proof of your proxy power (legal proxy) reflecting your Lattice holdings along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 29, 2020. (Late submissions will be processed to the extent feasible, but registration cannot be guaranteed in time for your participation in the meeting.) Requests for registration should be submitted as follows:

By email: Forward the proxy-granting email from your broker, or email an image of your legal proxy, to legalproxy@computershare.com. Please include “Legal Proxy” in the subject line of your email.

OR

By mail: Send the following to the Computershare address below: (1) your name, (2) a photocopy of your legal proxy and (3) an email address where your confirmation of registration can be emailed to you.

Computershare

Lattice Semiconductor Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

You will receive an email from Computershare confirming your registration and providing you with your unique control number needed to participate in the virtual Annual Meeting as a “Stockholder.”

Technical Support

If you encounter any difficulties accessing the Annual Meeting virtually from the webcast, please call the technical support number that will be posted on the Annual Meeting website log-in page.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support lets our customers quickly and easily unleash their innovation to create a smart, secure and connected world. For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

# # #